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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2022
Karat Packaging Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)
6185 Kimball Avenue, Chino, CA 91708
(Address of principal executive offices) (Zip Code)
(626) 965-8882
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2022, Global Wells Investment Group LLC, a consolidated variable interest entity of Karat Packaging Inc. ("Global Wells"), entered into a Business Loan Agreement, effective as of June 15, 2022, with East West Bank, as lender (the "Loan Agreement"). Pursuant to the Loan Agreement, East West Bank has granted Global Wells a term loan for a total of $28,700,000 (the “Term Loan”), with a fixed interest rate of 4.375% per annum that matures July 1, 2027. The Term Loan has an initial balance of $20,700,000 and an option to request for additional advances up to a maximum of $8,000,000 through June 30, 2023. The proceeds from the Loan Agreement will be used to pay down an existing term loan and for general corporate purposes.

The foregoing summary of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Loan Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Business Loan Agreement between Global Wells Investment Group LLC and East West Bank, dated June 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2022	KARAT PACKAGING INC.

	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer
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